                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement. Such report contains an explanatory paragraph regarding certain regulatory matters.

                                          /s/ Arthur Andersen LLP

Los Angeles, California

January 12, 1998